UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 15, 2005
IMPERIAL CONSOLIDATED CAPITAL (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-50690 (Commission File Number)	20-1045768 (IRS Employer Identification No.)
6075 South Eastern Avenue, Suite 1 Las Vegas, Nevada (Address of principal executive offices)	89119-3146 (Zip Code)
Registrant’s telephone number, including area code: (702) 851-3431
N/A (Former name or former address, if changed since last report.)

Item 5.03  Amendments to Bylaws

Pursuant to Article IX, Section 2 of the Bylaws of the Corporation and Section 78.120(2) of the Nevada Revised Statutes, the Bylaws were amended and approved by a directors’ resolutions effective October 5, 2005 to remove the restriction of the number of shareholders of the Corporation.  In the same directors’ resolutions, all prior share issuances were ratified and approved by the directors.

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amendment No. 1 to By-Laws

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CONSOLIDATED CAPITAL
Date: November 15, 2005	By: /s/ Kerry McCullagh Kerry McCullagh

Exhibit 3.1

Amendment No. 1 to the

By-laws of Imperial Consolidated Capital

(the “Corporation”)

Pursuant to Article Four of the Articles of Incorporation of the Corporation, the restriction on the number of stockholders of the Corporation shall be increased so that the Corporation may issue shares to an unlimited number of stockholders.

Dated:  October 5, 2005

/s/ Kerry McCullagh____
KERRY MCCULLAGH Director

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